EXHIBIT 99.1

                        SAFE TRANSPORTATION SYSTEMS, INC.
                          REQUESTS S.E.C. INVESTIGATION

     Bellingham, Washington - August 7, 2002 - Safe Transportation Systems, Inc., (OTC BB: SFTS), announced today that it has requested the U.S. Securities and Exchange Commission to conduct an investigation into what the Company believes is fraud and theft perpetrated by a merchant bank and its principals that were previously engaged by the Company.

     The Company has supplied the S.E.C. with detailed information regarding the alleged conduct and will assist the SEC in any resulting investigations. The Company contends the material incriminates an elaborate labyrinth of over twenty-five companies and individuals, and details: theft, fraud, erroneous promotional spam email, illegal trading, insider trading and extortion.

     "There is no doubt that the alleged action has adversely affected the share value of the Company over the past 18 months; however, the Company is moving forward with its marketing plan and I believe the shareholders will support the Company in its efforts," stated Ian Pallett, President of the Company. "The Company believes the STS Accident Control and Anti-Jackknife System is a sound and proven technology. I am confident the Company will prevail,"


SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: THE STATEMENTS WHICH ARE NOT HISTORICAL FACTS CONTAINED IN THIS PUBLICATION ARE FORWARD-LOOKING STATEMENTS THAT INVOLVE CERTAIN RISKS AND UNCERTAINTIES INCLUDING BUT NOT LIMITED TO RISKS ASSOCIATED WITH THE UNCERTAINTY OF FUTURE FINANCIAL RESULTS, ADDITIONAL FINANCING REQUIREMENTS, DEVELOPMENT OF NEW PRODUCTS, GOVERNMENT APPROVAL PROCESSES, THE IMPACT OF COMPETITIVE PRODUCTS OR PRICING, TECHNOLOGICAL CHANGES, MARKET ACCEPTANCE OF PRODUCTS AND / OR TECHNOLOGIES, THE EFFECT OF ECONOMIC CONDITIONS; AND OTHER UNCERTAINTIES DETAILED IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.